Exhibit 99.1

ASBURY AUTOMOTIVE GROUP ANNOUNCES PUBLIC PROPOSED OFFERING OF COMMON STOCK

Duluth, Georgia – November 1, 2021 – Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest U.S.-based franchised automotive retailers (“Asbury”), announced today that it has commenced an underwritten public offering of 3,300,00 shares of its common stock pursuant to an automatic shelf registration statement effective November 1, 2021. In addition, Asbury expects to grant the underwriters an option for a period of 30 days to purchase up to 495,000 additional shares of its common stock. The offering is subject to market and other conditions, and there can be no assurances as to whether or when the offering may be completed, or as to the actual size and terms of the offering.

Asbury intends to use the proceeds of this offering, together with the proceeds of the concurrent offering of Senior Notes due 2029 and Senior Notes due 2032, additional borrowings and cash on hand, to fund, if consummated, the acquisition (the “LHM Acquisition”) of all of the equity interests of, and the real property related to, the businesses of the Larry H. Miller dealerships and Total Care Auto, Powered by Landcar (collectively, the “LHM Business”) and pay fees and expenses related to the foregoing and to use the balance of the proceeds, if any, for general corporate purposes, including other dealership acquisitions or capital investments.

J.P. Morgan Securities LLC, BofA Securities and Wells Fargo Securities, LLC are serving as joint book-running managers. BTIG, LLC, Comerica Securities, Inc. and Santander Investment Securities Inc. are acting as co-managers for the offering. J.P. Morgan Securities LLC and BofA Securities are also serving as representatives of the underwriters for the offering.

An automatic shelf registration statement on Form S-3 relating to the securities being offered has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction.

The offering is being made only by means of a preliminary prospectus supplement and accompanying prospectus. A preliminary prospectus supplement and accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available free of charge on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to this offering of securities may also be obtained from:

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (866) 803-9204, or by email at prospectus-eq_fi@jpmorgan.com; or

•	BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email at dg.prospectus_requests@bofa.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995, including with respect to our ability to consummate this offering. Forward-looking statements are statements that are not historical in nature and may include statements relating to the amount of the notes to be offered and our use of proceeds thereof, our goals, plans and projections regarding industry and general economic trends, our expected financial position, the expected terms or timeline of the currently contemplated LHM Acquisition, the anticipated cost savings, run-rate synergies, revenue enhancement strategies, operational improvements and other benefits from the LHM Acquisition, results of operations or market position and our business strategy. Such statements can generally be identified by words such as “may,” “target,” “could,” “would,” “will,” “should,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee” and other similar words or phrases. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the U.S. Securities and Exchange Commission (the “SEC”).

Asbury qualifies all of its forward-looking statements by these cautionary statements and you should not place undue reliance on Asbury’s forward-looking statements.

ASBURY CONTACTS: MEDIA CONTACT: Angela Hong Head of Corporate Communications (404) 786-1654 pr@asburyauto.com	INVESTOR CONTACT: Karen Reid VP & Treasurer (770) 418-8211 ir@asburyauto.com

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